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                                                                     Exhibit 4.5

                           CERTIFICATE OF DESIGNATION

                                       OF

              ADJUSTABLE RATE CUMULATIVE PREFERRED STOCK, SERIES R

                                       OF

                              TRAVELERS GROUP INC.
                                   ----------

         Pursuant to Section 151 of the Delaware General Corporation Law
                                   ----------

         Travelers Group Inc., a Delaware corporation (the "Corporation"), hereby certifies that:

         1. The Restated Certificate of Incorporation, as amended, of the Corporation (the "Certificate of Incorporation") provides that the Corporation shall have the authority to issue thirty million (30,000,000) shares of preferred stock, par value $1.00 per share ("Preferred Stock").

         2. The Certificate of Incorporation grants to the Board of Directors of the Corporation authority to provide for the issuance of the shares of Preferred Stock in series, and to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

         3. Pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, the Board of Directors, by action duly taken on _______, 1998, adopted resolutions that provide for a series of Preferred Stock as follows:

                  RESOLVED, that a series of the Preferred Stock, par value $1.00 per share, of the Corporation be hereby created, and that the designation and amount thereof and the preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as follows:

              ADJUSTABLE RATE CUMULATIVE PREFERRED STOCK, SERIES R

         (1) Number of Shares and Designation. The shares of such series shall be designated as "Adjustable Rate Cumulative Preferred Stock, Series R" (hereinafter called the "Preferred Stock, Series R"), and the number of shares constituting such series shall be 400,000. Shares of Preferred Stock, Series R shall be issued in exchange for former shares of Adjustable Rate Cumulative Preferred Stock, Series 19, of Citicorp, a Delaware corporation (the "Citicorp Preferred Stock").

         (2) Dividends. (a) The holders of shares of the Preferred Stock, Series R, shall be entitled to receive cash dividends, as, if and when declared by the Board of Directors of the Corporation or any duly authorized committee thereof (the "Board of Directors"), out of funds legally available for that purpose, at the rate set forth below in this Section (2) applied to the amount of $250 per share. Such dividends shall be cumulative from the effective time (the "Effective Time") of the Merger (as defined in the Agreement and Plan of Merger, dated as of April 5, 1998, between the Corporation and Citicorp) and shall be payable

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quarterly, as, if and when declared by the Board of Directors, on February 28,
May 31, August 31 and November 30 of each year, commencing on the first such date to occur after the the latest quarterly dividend payment date for the Citicorp Preferred Stock for which the record date was prior to Effective Time. Notwithstanding anything to the contrary herein, for purposes of calculating the amount of dividends accumulating on the shares of the Preferred Stock, Series R, the initial dividend period shall be deemed to commence on the payment date for the last quarterly dividend on the Citicorp Preferred Stock for which the record date occurred prior to the Effective Time. Each such dividend shall be payable in arrears to the holders of record of shares of the Preferred Stock, Series R, as they appear on the stock register of the Corporation on such record dates, not more than 30 nor less than 15 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. Dividends on account of arrears for any past Dividend Periods (as defined in subsection (b) of this Section (2)) may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

                  (b) (i) Dividend periods ("Dividend Periods") shall commence on February 28, May 31, August 31 and November 30 of each year and shall end on and include the calendar day next preceding the first day of the next Dividend Period. The dividend rate for each Dividend Period on the shares of Preferred Stock, Series R shall be the Applicable Rate (as defined below) per annum. The amount of dividends payable for each full Dividend Period for the Preferred Stock, Series R, shall be computed by dividing the Applicable Rate per annum by four and applying the resulting rate to the amount of $250 per share. The amount of dividends payable for any period shorter or longer than a full Dividend Period on the Preferred Stock, Series R, shall be computed on the basis of twelve 30-day months and a 360-day year. Unless otherwise required by law, dividends payable with respect to each share of Preferred Stock, Series R, shall be rounded to the nearest one cent, with $.005 being rounded upward. Holders of shares called for redemption on a redemption date between a dividend payment record date and the dividend payment date shall not be entitled to receive the dividend payable on such dividend payment date.

                        (ii) Except as provided below in this paragraph (ii), the "Applicable Rate" for any Dividend Period will be equal to 84% of the Effective Rate (as defined below), but not less than 4.50% per annum, or more than 10.50% per annum. The "Effective Rate" for any Dividend Period will be equal to the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as defined below) for such Dividend Period. The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate will each be rounded to the nearest five hundredths of a percent, with .025% being rounded upward. In the event that the Corporation determines in good faith that for any reason:

                         (A) any one of the Treasury Bill Rate, the Ten Year
                  Constant Maturity Rate or the Thirty Year Constant Maturity Rate cannot be determined for any Dividend Period, then the Effective Rate for such Dividend Period will be equal to the higher of whichever two of such rates can be so determined;

                         (B) only one of the Treasury Bill Rate, the Ten Year
                  Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Dividend Period, then the Effective Rate for such Dividend Period will be equal to whichever such rate can be so determined; or

                         (C) none of the Treasury Bill Rate, the Ten Year
                  Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Dividend Period, then the Effective Rate for the preceding Dividend Period will be continued for such Dividend Period.

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                       (iii) Except as described below in this paragraph (iii),
         the "Treasury Bill Rate" for each Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period (as defined below)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board (as defined below) during the Calendar Period immediately preceding the last ten calendar days preceding the Dividend Period for which the dividend rate on the Preferred Stock, Series R is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during any such Calendar Period, then the Treasury Bill Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum market discount rate for three-month U.S. Treasury bills is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for all of the U.S. Treasury bills then having remaining maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such Dividend Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Treasury Bill Rate for any Dividend Period as provided above in this paragraph, the Treasury Bill Rate for such Dividend Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

                        (iv) Except as described below in this paragraph (iv), the "Ten Year Constant Maturity Rate" for each Dividend Period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as defined below) (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Dividend Period for which the dividend rate on the Preferred Stock, Series R is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten

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         Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Ten Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as defined below)) then having remaining maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Ten Year Constant Maturity Rate for any Dividend Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

                         (v) Except as described below in this paragraph (v), the "Thirty Year Constant Maturity Rate" for each Dividend Period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (as defined below) (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Dividend Period for which the dividend rate on the Preferred Stock, Series R is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Thirty Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining maturities of not less than twenty-eight nor more than thirty years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Thirty Year Constant Maturity Rate for any Dividend Period as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other

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         than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

                        (vi) The Applicable Rate with respect to each Dividend Period will be calculated as promptly as practicable by the Corporation according to the appropriate method described above. The Corporation will cause notice of each Applicable Rate to be enclosed with the dividend payment checks next mailed to the holders of Preferred Stock, Series R.

                       (vii) As used above, the term "Calendar Period" means a period of fourteen calendar days; the term "Federal Reserve Board" means the Board of Governors of the Federal Reserve System; the term "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and the term "Thirty Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).

         (c) So long as any shares of the Preferred Stock, Series R, are outstanding, no full dividends shall be declared or paid or set apart for payment on the preferred stock of the Corporation of any series ranking, as to dividends, on a parity with or junior to the Preferred Stock, Series R, for any period unless full cumulative dividends for all Dividend Periods terminating on or prior to the date of payment of such full dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Stock, Series R. When dividends are not paid in full, as aforesaid, upon the shares of the Preferred Stock, Series R, and any other preferred stock of the Corporation ranking on a parity as to dividends with the Preferred Stock, Series R, all dividends declared upon shares of the Preferred Stock, Series R, and any other preferred stock of the Corporation ranking on a parity as to dividends (whether dividends on such other preferred stock are cumulative or noncumulative) with the Preferred Stock, Series R, shall be declared pro rata so that the amount of dividends declared per share on the Preferred Stock, Series R, and such other preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Preferred Stock, Series R and such other preferred stock bear to each other (but without any cumulation in respect of unpaid dividends on any noncumulative preferred stock). Holders of shares of the Preferred Stock, Series R, shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Preferred Stock, Series R. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the Preferred Stock, Series R, which may be in arrears.

         (d) So long as any shares of the Preferred Stock, Series R, are outstanding, no dividend (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of stock ranking junior to the Preferred Stock, Series R, as to dividends and upon liquidation and other than as provided in subsection (c) of this Section (2)) shall be declared or paid or set aside for payment or other distribution declared or made upon any stock of the Corporation ranking junior to or on a parity with the Preferred Stock, Series R, as to dividends or upon liquidation, nor shall any stock of the Corporation ranking junior to or on a parity with the Preferred Stock, Series R, as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Preferred Stock, Series R, as to dividends and upon liquidation) unless, in each case, full cumulative dividends for all

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Dividend Periods terminating on or prior to the date of payment of such full dividend on all outstanding shares of the Preferred Stock, Series R, shall have been paid or set apart for payment and the Corporation is not in default with respect to any redemption of shares of Preferred Stock, Series R, announced by the Corporation pursuant to Section (4) below.

         (3) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of any series or class or classes of stock of the Corporation ranking junior to the Preferred Stock, Series R, upon liquidation, dissolution or winding up, the holders of the shares of the Preferred Stock, Series R, shall be entitled to receive $250 per share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of the Preferred Stock, Series R, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other preferred stock ranking, as to liquidation, dissolution or winding up, on a parity with the Preferred Stock, Series R, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Preferred Stock, Series R, and any such other preferred stock ratably in accordance with the respective amounts which would be payable on such shares of Preferred Stock, Series R, and any such other preferred stock if all amounts payable thereon were paid in full. For the purposes of this Section (3), a consolidation or merger of the Corporation with one or more corporations shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

         (b) Subject to the rights of holders of shares of any series or class of stock ranking on a parity with or prior to the Preferred Stock, Series R, upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Preferred Stock, Series R, as provided in this Section (3), but not prior thereto, any other series or class or classes of stock ranking junior to the Preferred Stock, Series R, upon liquidation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred Stock, Series R, shall not be entitled to share therein.

         (4) Redemption. (a) Except as provided in subsection (b) of this Section (4), the Preferred Stock, Series R, may not be redeemed prior to August 31, 1999. At any time or from time to time on and after August 31, 1999, the Corporation, at its option, may, with prior Federal Reserve Board approval to the extent then required by applicable law, redeem shares of the Preferred Stock, Series R, in whole or in part, out of funds legally available therefor, at a redemption price of $250 per share, together in each case with accrued and unpaid dividends (whether or not declared) to the date fixed for redemption.

         (b) Prior to August 31, 1999, the Corporation, at its option, may, with prior Federal Reserve Board approval to the extent then required by applicable law, redeem all, but not less than all, of the outstanding shares of the Preferred Stock, Series R out of funds legally available therefor if the holders of the shares of the Preferred Stock, Series R, shall be entitled to vote upon or consent to a merger or consolidation of the Corporation as provided in
Section 11 below and all of the following conditions have been satisfied: (i) the Corporation shall have requested the vote or consent of the holders of the Preferred Stock, Series R, to the consummation of such merger or consolidation, stating in such request that failing the requisite favorable vote or consent the Corporation will have the option to redeem the Preferred Stock, Series R, (ii) the Corporation shall not have received the favorable vote or consent requisite to the consummation of the transaction within 60 days after making such written request (which shall be deemed to have been made upon the mailing of the notice of any meeting of holders of the Preferred Stock, Series R, to vote upon such merger or consolidation or the mailing of the form of written consent to be signed by such

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holders), and (iii) such transaction shall be consummated on the date fixed for such redemption, which date shall be no more than one year after such request is made. Any such redemption shall be on notice as set forth in subsection (c) of this Section 4 at a redemption price of $250 per share of the Preferred Stock, Series R, together with accrued and unpaid dividends (whether or not declared) to the date fixed for redemption.

         (c) In the event the Corporation shall redeem shares of Preferred Stock, Series R, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (1) the redemption date; (2) the number of shares of Preferred Stock, Series R, to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price, together with accrued and unpaid dividends to the date of redemption) dividends on the shares of the Preferred Stock, Series R, so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price, together with accrued and unpaid dividends (whether or not declared) to the date fixed for redemption) shall cease. The Corporation's obligation to provide moneys in accordance with the preceding sentence shall be deemed fulfilled if, on or before the redemption date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) having an office in the Borough of Manhattan, City of New York, having a capital and surplus of at least $50,000,000, funds necessary for such redemption, in trust, with irrevocable instructions that such funds be applied to the redemption of the shares of Preferred Stock, Series R, so called for redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of two years from such redemption date shall be released or repaid to the Corporation, after which the holder or holders of such shares of Preferred Stock, Series R, so called for redemption shall look only to the Corporation for payment of the funds necessary for such redemption.

         Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the applicable redemption price aforesaid, together with accrued and unpaid dividends to the date of redemption. If less than all the outstanding shares of Preferred Stock, Series R, are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Preferred Stock, Series R, not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Corporation in its sole discretion to be equitable. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

         (d) In no event shall the Corporation redeem less than all the outstanding shares of Preferred Stock, Series R, pursuant to subsection (a) of this Section (4) unless full dividends shall have been paid or declared and set apart for payment upon all outstanding shares of Preferred Stock, Series R, for all Dividend Periods ending on or prior to the date of redemption.

         (5) Shares to be Retired. All shares of Preferred Stock, Series R, purchased or redeemed by the Corporation shall be retired and cancelled and the Board of Directors shall cause to be taken all action necessary to restore such shares to the status of authorized but unissued shares of preferred stock, without

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designation as to series, and such shares may thereafter be issued, but not as shares of Preferred Stock, Series R.

         (6) Conversion or Exchange. The holders of shares of Preferred Stock, Series R, shall not have any rights herein to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock (or any other security) of the Corporation.

         (7) Ranking. Any class or series of stock of the Corporation shall be deemed to rank:

                  (i) prior to the Preferred Stock, Series R, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, if holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Preferred Stock, Series R;

                  (ii) on a parity with the Preferred Stock, Series R, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Preferred Stock, Series R, if the holders of such class of stock and the Preferred Stock, Series R (whether or not such class of stock is cumulative or noncumulative as to payment of dividends) shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation prices, without preference or priority one over the other (except with respect to the cumulation of dividends on such class of stock); and

                  (iii) junior to the Preferred Stock, Series R, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock shall be common stock or if the holders of Preferred Stock, Series R, shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up, as the case may be, in preference or priority to the holders of shares of such stock.

         Accordingly, the Preferred Stock, Series R, shall be deemed to rank on a parity with all other series of preferred stock of the Corporation (whether or not such other series of preferred stock is cumulative or noncumulative as to payment of dividends) outstanding immediately after the Effective Time.

         (8) Exclusion of Other Rights. Unless otherwise required by law, shares of Preferred Stock, Series R, shall not have any rights, including preemptive rights, or preferences other than those specifically set forth herein or as provided by applicable law.

         (9) Notices. All notices or communications unless otherwise specified in the By-Laws of the Corporation or the Restated Certificate of Incorporation, as amended, shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid to the holders of record of the Preferred Stock, Series R. Notice shall be deemed given on the earlier of the date received or the date such notice is mailed.

         (10) Record Holders. The Corporation and the transfer agent for the Preferred Stock, Series R, may deem and treat the record holder of any share of such Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

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         (11) Voting Rights. Except as hereinafter set forth in this Section
(11) or as otherwise from time to time required by law, the Preferred Stock, Series R, shall have no voting rights. Whenever, at any time or times, dividends payable on the Preferred Stock, Series R, shall be in arrears for such number of consecutive Dividend Periods, which shall in the aggregate contain not less than 540 days, the holders of the outstanding Preferred Stock, Series R, shall have the exclusive right, voting separately as a class with holders of shares of any one or more other series of preferred stock ranking on a parity with the Preferred Stock, Series R, either as to dividends (whether or not such other series of preferred stock is cumulative or noncumulative as to payment of dividends) or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Corporation at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders. At elections for such directors, each holder of the Preferred Stock, Series R, shall be entitled to one vote for each share held (the holders of shares of any other series of preferred stock ranking on such a parity being entitled to such number of votes, if any, for each share of preferred stock held as may be granted to them). Upon the vesting of such right of such holders, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of such outstanding shares of the Preferred Stock, Series R (either alone or together with the holders of shares of any one or more series of preferred stock ranking on such a parity) as hereinafter set forth. The right of such holders of such shares of the Preferred Stock, Series R, voting separately as a class, to elect (together with the holders of shares of any one or more series of preferred stock ranking on such a parity) members of the Board of Directors as aforesaid shall continue until such time as all dividends accumulated on such shares of Preferred Stock, Series R, shall have been paid in full, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

         Upon any termination of the right of the holders of the Preferred Stock, Series R, as a class to vote for directors as herein provided, the term of office of all directors then in office elected by such holders voting as a class shall terminate immediately. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by such holders voting as a class may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this Section (11) shall have expired, the number of directors shall automatically be decreased to such number as may be provided for in the By-Laws irrespective of any increase made pursuant to the provisions of this Section (11).

         So long as any shares of the Preferred Stock, Series R, remain outstanding, the consent of the holders of at least two-thirds of the shares of the Preferred Stock, Series R, outstanding at the time (voting separately as a class together with all other series of preferred stock ranking on a parity with such series either as to dividends (whether or not such other series of preferred stock is cumulative or noncumulative as to payment of dividends) or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable) given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

         (a) The authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Preferred Stock, Series R, or

         (b) The amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Restated Certificate of Incorporation, as amended, or of the resolution contained in this Certificate of Designation for the Preferred Stock, Series R, and the powers, preferences and privileges, relative, participating, optional and other special rights and qualifications, limitations and restrictions

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thereof which would materially and adversely affect any right, preference, privilege or voting power of the Preferred Stock, Series R, or of the holders thereof; provided, however, that any increase in the amount of authorized preferred stock or the creation and issuance of other series of preferred stock, or any increase in the amount of authorized shares of the Preferred Stock, Series R, or of any other series of preferred stock, in each case ranking on a parity with or junior to the Preferred Stock, Series R, with respect to the payment of dividends (whether or not such other series of preferred stock is cumulative or noncumulative as to payment of dividends) and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

         The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to such vote would otherwise be required shall be effected, all outstanding shares of the Preferred Stock, Series R, shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption, scheduled to be consummated within three months after such time.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by an authorized officer on _________, 1998.

                                            TRAVELERS GROUP INC.



                                            By:________________________________

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